Exhibit 23.1

CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated March 18, 2005 except for notes 11, 12, 14, 18, 20, 21 and 26 which are as of November 25, 2005, on the revised consolidated financial statements of Med-Emerg International, Inc. (the “Company”) included in its Annual Report on Form 10-K-A being filed by the Company, for the fiscal year ended December 31, 2004.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman llp
November 29, 2005	Chartered Accountants